CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this form 10-K, into the Company's previously filed Registration Statements on Forms S-3 and Forms S-8 (File Numbers 333-09917, 333-10117, 333-09911 and 333-09909).


                                                       ARTHUR ANDERSEN LLP


Phoenix, Arizona
 December 14, 1998.